Exhibit 99.1
Wheels Up Enhances Operations Team with Industry Leading Experience

Leverages over 250 years of aviation experience as it continues to pursue operational excellence

NEW YORK, Feb. 5, 2024 — Wheels Up Experience Inc. (NYSE: UP) today announced several organizational changes for its Atlanta-based operations team, as the company continues its journey to be the best-run, global aviation solutions provider.

“The organizational changes announced today align the team with our mission to achieve operational excellence and lead the industry in performance and reliability,” said George Mattson, Wheels Up’s Chief Executive Officer. “I am excited to work with this exceptional team of leaders in 2024, and beyond. With these additions and Dave Holtz leading our operations, I am confident that we have the best team in the industry.”

Dave Holtz joined Wheels Up in March 2022 as Chairman of Operations, following a long and distinguished 42-year career at Delta Air Lines, including ten years running the Operations and Customer Center (OCC). In his newly announced role as Chief Operating Officer, Dave is setting the course for the company’s operational improvement journey.

The operational changes to the team completed over the last several weeks and announced today include:

Rob Hamilton, SVP – Operations, brings more than 25 years of part 135 operations management experience to the company, previously serving as Fleet General Manager and has been instrumental in our improved service metrics over the past year. With his new responsibilities he will lead our Member Operations Center (MOC) team overseeing Flight Control, Mission Planning, Member Services and Enterprise Operations Management.

Pat Busscher, SVP – Maintenance, joined Wheels Up in September following a distinguished 39-year career in maintenance and operations at Delta, including 10 years running maintenance control at Delta. Since joining the team late last year, Pat has applied his experience in maintenance control and operational expertise to accelerate the development of Wheels Up’s capabilities.

Patrick Burns, SVP – Flight Operations, joined the company February 1 after a distinguished 25-year career at Delta Air Lines, where he had been serving as VP of Flight Operations and System Chief Pilot, leading their over 17,000 strong pilot group.

Todd Wesoloskie, VP – Flight Operations, brings over 35 years of aviation experience in a variety of roles, including as an aircraft mechanic, flight engineer and pilot. Todd has led our pilot recruiting for the past five years and will work closely with Patrick Burns on our flight operations.

Al Mann, VP – Safety, Security and Compliance, will continue to lead the company’s in-house safety team driving our safety culture, and brings over 30 years of experience to this critical position.

These changes bring to Wheels Up a group of aviation experts with over 250 years of collective experience including several Delta Air Lines executives who led the airline’s efforts in becoming the most respected carrier in the world.

“Our entire Operations team is committed to delivering exceptional experiences for every customer on every flight – a mission critical to our vision of becoming the best run private aviation company in the world,” said Dave Holtz, Wheels Up’s Chief Operating Officer. “To achieve this, I will lean on this team of industry-leading operators, whom I have previously worked closely with here at Wheels Up or during my career at Delta. With this leadership team in place, we look forward to executing the playbook we are familiar with and driving the continuous operational improvements that will be core to our success.”

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter and whole aircraft sales, as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect private flyers to aircraft, and one another, through an open platform that seamlessly enables life's most important experiences. Powered by a global private aviation marketplace connecting its base of approximately 11,000 members and customers to a network of approximately 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

To learn more about Wheels Up, go to Wheelsup.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up. The words “anticipate,” “continue,” “could,” “expect,” “plan,” “potential,” “should,” “would,” “pursue” and similar expressions, including references to future efficiencies and/or operational achievements, performance or reliability, may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up's filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements made in this press release.

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